UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934 (Amendment No.)

Check the appropriate box:

☐ Preliminary Information Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))
☒ Definitive Information Statement

RED ROCK PICTURES HOLDINGS, INC.
(Name of Registrant As Specified In Charter)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2)	Form, Schedule or Registration Statement No:
3)	Filing Party:
4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

RED ROCK PICTURES HOLDINGS, INC.

6019 Olivas Park Drive, Suite B
Ventura, California 93003

INFORMATION STATEMENT

October 14, 2010

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders (the "Stockholders") of the common stock, par value $0.001 per share (the "Common Stock"), of Red Rock Pictures Holdings, Inc., a Nevada Corporation (the "Company"), to notify such Stockholders of the following:

On September 7, 2010, pursuant to Nevada Revised Statutes (“N.R.S.”) 78.320 the Company received written consents in lieu of a meeting of stockholders from stockholders holding 61,235,450 shares, representing 51% of the 119,816,335 issued and outstanding shares of Common Stock (the “Majority Stockholders”), approving a 1-for-100 reverse stock split (pro-rata reduction of outstanding shares) of our issued and outstanding shares of Common Stock (the “Reverse Stock Split”). There will not be an increase or decrease in authorized shares nor will it affect the par value per share of the Company common stock. However, shareholders owning common shares prior to the reverse split and  share issuances detailed in “Purpose and Material Effects of the Reverse Stock Split” below, will have their common share ownership percentage diluted by approximately 51%

On September 7, 2010, pursuant to the Nevada Revised Statutes, the Board of Directors of the Company unanimously approved the Reverse Stock Split, subject to Stockholder approval. The Majority Stockholders approved the Reverse Split by written consent in lieu of a meeting on September 7, 2010 in accordance with the Nevada Revised Statutes.  Accordingly, your consent is not required and is not being solicited in connection with the approval of the Reverse Split.

We will first mail this Information Statement to stockholders on or about October 14, 2010.

We Are Not Asking You For A Proxy And You Are Requested Not To Send A Proxy.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors of the Company (the "Board") believes that the stockholders of the Company will benefit from the Reverse Stock Split because it will attract potential investment from outside investors which will create a more liquid public market for its common stock.  In order to facilitate such transaction, the Board has determined that the capitalization structure of the Company should be simplified.

Accordingly, it was the Board's opinion that the restructuring transactions described above would better position the Company to attract potential business candidates and provide the stockholders of the Company with the greatest potential return. The Board approved the above actions on September 7, 2010 and stockholders holding a voting majority of the outstanding voting capital stock of the Company approved the above actions on September 7, 2010.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on September 7, 2010 as the record date (the "Record Date") for the determination of stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Reverse Split will not become effective until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about October 14, 2010 to all Stockholders of record as of the Record Date.

ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the holders of the majority of the outstanding voting capital stock of the Company.

DECREASE THE NUMBER OF ISSUED AND OUTSTANDING SHARES OF OUR COMMON STOCK

GENERAL

The Board approved a resolution to effect a 1-for-100 reverse stock split.  Under this reverse stock split each 100 shares of our Common Stock will be converted automatically into 1 share of Common Stock.  To avoid the issuance of fractional shares of Company Common Stock, the Company will issue an additional share to all holders of fractional shares.  The Company anticipates that the effective date of the reverse stock split will be on or about November 4, 2010.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OR CANCELLATION OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

PLEASE NOTE THAT THE REVERSE SPLIT WILL HAVE THE EFFECT OF SUBSTANTIALLY INCREASING THE NUMBER OF SHARES THE COMPANY WILL BE ABLE TO ISSUE TO NEW OR EXISTING SHAREHOLDERS BECAUSE THE NUMBER OF AUTHORIZED SHARES AND  THE PAR VALUE PER SHARE OF COMMON STOCK WILL REMAIN THE SAME WHILE THE NUMBER OF SHARES ISSUED AND OUTSTANDING WILL BE REDUCED TEN-FOLD.

PURPOSE AND MATERIAL EFFECTS OF THE REVERSE STOCK SPLIT

The Board of Directors believe that, among other reasons, the number of outstanding shares of our Common Stock have contributed to a lack of investor interest in the Company and has made it difficult to attract new investors and potential business candidates.  The Board of Directors has proposed the Reverse Stock Split to increase the amount of shares available in order to have the ability to issue shares in a proposed financing with a certain accredited investor. The specific transaction is disclosed below.

On August 20, 2010, Red Rock Pictures Holdings, Inc., (the “Company”) and Reno Rolle, the Company’s Chief Executive Officer, entered into a letter of intent (the “LOI”) with Crisnic Fund, S.A., a Costa Rican investment company (“Crisnic”) whereby Crisnic has agreed to provide certain funding to the Company.

Pursuant to the LOI, Reno Rolle has agreed to pledge a total of 14,380,773 of his shares of the Company’s common stock as security for an initial funding of $300,000 (the “Initial Funding”) payable in three tranches as set forth in the LOI. The Company has agreed to use the Initial Funding for a proposed direct response marketing campaign (“Campaign”) and will share all adjusted gross receipts from the Campaign with Crisnic. The Company has agreed to enter into a primary offering agreement with Crisnic (the “Primary Offering”), whereby the Company will sell up to $1,500,000 in common stock (the “Subsequent Funding”) and a registration rights agreement. The number of shares in the Subsequent Funding (the “Funding Shares”) and the purchase price of the shares in the Primary Offering shall be determined subsequent to the Reverse Split (as defined below).

In addition, the Company has issued 13,000,000 shares of restricted common stock (the “Newly Issued Shares”) to Crisnic. Additionally, the Company will take all steps necessary to complete a 1 for 100 reverse stock split (the “Reverse Split”) of the Company’s common Stock. Upon completion of the Reverse Split the Company will issue 3,000,000 shares of common stock to Crisnic (the “Subsequent Shares”) and Reno Rolle shall convert all outstanding past due salary into 5,000,000 newly issued shares of common stock (the “Rolle Shares) collectively the Subsequent Shares and Rolle Shares are the “Issuance Condition.” Upon completion of the Reverse Split, the Company shall file a Form S-1 Registration Statement with the U.S. Securities and Exchange Commission to register the Funding Shares, the Newly Issued Shares and the Subsequent Shares.

When a company engages in a reverse stock split, it substitutes one share of stock for a predetermined amount of shares of stock. It does not increase the market capitalization of the company. An example of a reverse split is the following. A company has 100,000,000 shares of common stock outstanding. Assume the market price is $.01 per share. Assume that the company declares a 1 for 100 reverse stock split. After the reverse split, that company will have 1/100 as many shares outstanding or 1,000,000 shares outstanding. The stock will initially have a market price of $1.00. If an individual investor owned 100,000 shares of that company before the split at $.01 per share, he will own 1,000 shares at $1.00 after the split. In either case, his stock will be worth $1,000. He is no better off before or after. Except that such company hopes that the higher stock price will make that company look better and thus the company will be a more attractive merger target for potential business. There is no assurance that that company's stock will rise in price after a reverse split or that a suitable merger candidate will emerge.

We believe that the reverse stock split may improve the price level of our Common Stock and that the higher share price could help generate interest in the Company among investors and other business opportunities. However, the effect of the reverse split upon the market price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of our Common Stock after the reverse split will rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the reverse split. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

The reverse split will affect all of our stockholders uniformly, however, after issuance of the common shares described in the financing transaction above non-affiliate shareholders will have their ownership percentage diluted by approximately 51%. All stockholders holding a fractional share shall be issued an additional share. The principal effect of the reverse split will be that the number of shares of Common Stock issued and outstanding will be reduced from 119,816,335 shares as of September 7, 2010 to approximately 1,198,163 shares (depending on the number of fractional shares that are issued or cancelled). The number of authorized shares and the par value of Common Stock will not be affected.  The following chart depicts the capitalization structure of the Company, both, pre- and post-split (the post-split issued shares may differ slightly based on the number of fractional shares):

Pre-Reverse Stock Split
Authorized Shares	Issued Shares	Authorized but Unissued
120,000,000	119,816,335	183,665

Post-Reverse Stock Split
Authorized Shares	Issued Shares	Authorized but Unissued
120,000,000	1,198,163	118,801,837

The Reverse Split will not affect the par value of our Common Stock. As a result, on the effective date of the Reverse Split, the stated capital on our balance sheet attributable to our Common Stock will be reduced to less than the present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding.

The Common Stock issued pursuant to the Reverse Split will remain fully paid and non-assessable. The Reverse Split is not intended as, and will not have the effect of, a "going private transaction" covered by Rule 13e-3 under the Securities Exchange Act of 1934. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Stockholders should recognize that they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the certificate of amendment divided by one hundred). While we expect that the Reverse Split will result in an increase in the potential market price of our Common Stock, there can be no assurance that the Reverse Split will increase the potential market price of our Common Stock by a multiple equal to the exchange number or result in the permanent increase in any potential market price (which is dependent upon many factors, including our performance and prospects). Also, should the market price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of a Reverse Split. Furthermore, the possibility exists that potential liquidity in the market price of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Split. In addition, the Reverse Split will increase the number of stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the Reverse Split will achieve the desired results that have been outlined above.

ANTI-TAKEOVER EFFECTS OF THE REVERSE STOCK SPLIT

THE OVERALL EFFECT OF THE REVERSE STOCK SPLIT MAY BE TO RENDER MORE DIFFICULT THE ACCOMPLISHMENT OF MERGERS OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER, AND THUS MAKE DIFFICULT THE REMOVAL OF MANAGEMENT.

The effective increase in our authorized shares could potentially be used by management to thwart a take-over attempt.  The over-all effects of this proposal might be to render it more difficult or discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company’s securities and the removal of incumbent management.  The proposal could make the accomplishment of a merger or similar transaction more difficult, even if, it is beneficial to shareholders.  Management might use the additional shares to resist or frustrate a third-party transaction, favored by a majority of the independent stockholders that would provide an above market premium, by issuing additional shares to frustrate the take-over effort.

As discussed below, the reason the Reverse Stock Split is being proposed is to increase the amount of shares the Company is able to issue in a proposed financing with a certain accredited investor.  This proposal is not the result of management’s knowledge of an effort to accumulate the issuer’s securities or to obtain control of the issuer by means of a merger, tender offer, solicitation or otherwise.

Neither the Company’s charter nor its by-laws presently contain any provisions having anti-takeover effects and this proposal is not a plan by management to adopt a series of amendments to the Company’s charter or by-laws to institute an anti-takeover provision.  The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

The advantage of the Reverse Stock Split will be to permit the Company to pursue financing from investors and issue shares of common stock in exchange for the financing.  This is the main purpose for the Reverse Stock Split and if the Reverse Stock Split is not completed, the Company would not be able to issue additional shares sufficient to complete a financing.  The main disadvantage to the Reverse Stock Split is that it may have an anti-takeover effect and discourage any potential mergers or tender offers.

As discussed above, the Reverse Stock Split was the subject of a unanimous vote by the Board of Directors approving the Reverse Stock Split.  There are no rules or practices on any stock exchange that permit such exchange to reserve the right to refuse to list or to de-list any stock which completes a reverse stock split.

PLANS, PROPOSALS OR ARRANGEMENTS TO ISSUE NEWLY AVAILABLE SHARES OF COMMON STOCK

The main purpose of completing this Reverse Stock Split is to increase the amount of shares available in order to have the ability to issue shares in a proposed financing with a certain accredited investor.

PROCEDURE FOR EXCHANGE OF STOCK CERTIFICATES

The Company anticipates that the reverse split will become effective on or about November 4, 2010, or as soon thereafter as is practicable, which we will refer to as the “effective date.” Beginning on the effective date, each certificate representing pre-reverse split shares will be deemed for all corporate purposes to evidence ownership of post-reverse split shares.

Our transfer agent, Integrity Stock Transfer, will act as exchange agent for purposes of implementing the exchange of stock certificates. We refer to such person as the “exchange agent.” Holders of pre-reverse split shares are asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures set forth in the letter of transmittal enclosed with this Information Statement. No new certificates will be issued to a stockholder until that stockholder has surrendered the stockholder's outstanding certificate(s).

Our stockholders are not entitled to appraisal rights under the Nevada Revised Statutes in connection with the reverse stock split.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

FRACTIONAL SHARES

We will not issue fractional certificates for post-reverse split shares in connection with the Reverse Split. Instead, an additional share shall be issued to all holders of a fractional share. To the extent any holders of pre-reverse split shares are entitled to fractional shares as a result of the Reverse Stock Split, the Company will issue an additional share to all holders of fractional shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

SUMMARY OF REVERSE STOCK SPLIT

Below is a brief summary of the reverse stock split:

o
The issued and outstanding Common Stock shall be reduced on the basis of one post-split share of the Common Stock for every one hundred pre-split shares of the Common Stock outstanding. The consolidation shall not affect any rights, privileges or obligations with respect to the shares of the Common Stock existing prior to the consolidation.

o	Stockholders of record of the Common Stock as of September 7, 2010 shall have their total shares reduced on the basis of 1 post-split share of Common Stock for every 100 pre-split shares outstanding.

o
As a result of the reduction of the Common Stock, the pre-split total of issued and outstanding shares of 119,816,335 shall be consolidated to a total of approximately 1,198,163 issued and outstanding shares (depending on the number of fractional shares).

o	The Company's authorized number of common stock shall remain at 120,000,000 shares of the Common Stock.

o	The par value of the Company's common stock will not change.

This action has been approved by the Board and the written consents of the holders of the majority of the outstanding voting capital stock of the Company.

DILUTION

Upon completion of the financing transaction described above current shareholders will be diluted. Reno Rolle, our Chief Executive Officer will convert all outstanding past due salary in exchange for 5,000,000 newly issued common shares. Additionally, 3,000,000 common shares will be issued to Crisnic Fund S.A. as part of the financing transaction. Upon completion of these issuances there will be approximately 9,198,163 common shares issued and outstanding. Shareholders owning common shares prior to these issuances will have their common share ownership percentage diluted by approximately 51%. The table below details the percentage dilution which current shareholders will experience.

Post-Reverse Stock Split
Authorized Shares	Issued Shares	Approximate Percentage owned by Non-affiliate shareholders
120,000,000	1,198,163	59.4%

 Post-Reverse Split Share Issuance
Authorized Shares	Issued Shares	Approximate Percentage owned by Non-affiliate shareholders
120,000,000	9,198,163	7.7%

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the "1934 Act Filings") with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1580, 100 F Street, NE, Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.	Quarterly Reports on Form 10-Q for the quarters ended May 31, 2010; February 28, 2010; and November 30, 2009

2.	Annual Report on Form 10-K for the year ended August 31, 2009.

3.	Form 8-K filed September 10, 2010

OUTSTANDING VOTING SECURITIES

As of the date of the Consent by the Majority Stockholders, September 7, 2010, the Company had 119,816,335 shares of Common Stock issued and outstanding.  Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval.

On September 7, 2010, the holders of 51% of the issued and outstanding shares of Common Stock executed and delivered to the Company a written consent approving the Reverse Split.  Since the Reverse Split has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

The Nevada Revised Statutes provides in substance that unless the Company's articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

PRE REVERSE STOCK SPLIT
SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the number of shares of the Company’s Common Stock beneficially owned on September 7, 2010, the Record Date, by each person who is known by the Company to beneficially own 5% or more of the Company’s Common Stock, each of the Company’s directors and executive officers, and all of the Company’s directors and executive officers, as a group:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Common	Reno R. Rolle 537 Del Oro Drive Ojai, CA 93023	14,380,773	12.00%

Common	Crisnic Fund S.A. ConHotel Office Center, Office 5 Sabana Norte, San Jose, Costa Rica Tony Gentile, Portfolio Manager (2)	13,000,000	10.85%

Common	National Lampoon, Inc. 8228 Sunset Blvd., Los Angeles CA 90046 Tim Durham, CEO	10,769,236	8.98%

Common	Dan Laikin 8159 Hollywood Blvd. Hollywood, CA 90069	10,416,051	8.69%

All directors and officers as a group (1 in number) (Reno R. Rolle, Bob Rosenblatt and John Whitesell )		16,777,073	14.00%

(1)	Based on 119,816,335 shares issued and outstanding as of September 7, 2010.

(2)
Anthony Salvatore Gentile, the principal investment advisor, manager and President of Crisnic Fund SA, is deemed to be beneficial owner of all of the shares of common stock owned by Crisnic Fund SA. Mr. Gentile has shared voting and disposition power with Crisnic Fund SA itself over the shares being offered under this Prospectus. Mr. Gavridge Perez Porras and Mr. Marvin Brines Porras are the two shareholders and directors of Crisnic Fund SA and may be deemed to share beneficial ownership of the shares of common stock owned by Crisnic Fund SA.

POST REVERSE STOCK SPLIT
SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the approximate number of shares of the Company’s Common Stock beneficially owned by each person who is known by the Company to beneficially own 5% or more of the Company’s Common Stock, each of the Company’s directors and executive officers, and all of the Company’s directors and executive officers, as a group after the reverse stock split and issuance of the shares describe in the financing transaction:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Common	Reno R. Rolle 537 Del Oro Drive Ojai, CA 93023	5,143,807	55.9%

Common	Crisnic Fund S.A. ConHotel Office Center, Office 5 Sabana Norte, San Jose, Costa Rica Tony Gentile, Portfolio Manager (2)	3,130,000	34%

Common	National Lampoon, Inc. 8228 Sunset Blvd., Los Angeles CA 90046 Tim Durham, CEO	107,692	1.17%

Common	Dan Laikin 8159 Hollywood Blvd. Hollywood, CA 90069	104,160	1.13%

All directors and officers as a group (1 in number) (Reno R. Rolle, Bob Rosenblatt and John Whitesell )		5,167,770	56.18%

(1)	Based on 9,198,163 shares issued and outstanding.

(2)
Anthony Salvatore Gentile, the principal investment advisor, manager and President of Crisnic Fund SA, is deemed to be beneficial owner of all of the shares of common stock owned by Crisnic Fund SA. Mr. Gentile has shared voting and disposition power with Crisnic Fund SA itself over the shares being offered under this Prospectus. Mr. Gavridge Perez Porras and Mr. Marvin Brines Porras are the two shareholders and directors of Crisnic Fund SA and may be deemed to share beneficial ownership of the shares of common stock owned by Crisnic Fund SA.

DISSENTER'S RIGHTS OF APPRAISAL

The Stockholders have no right under the Nevada Revised Statutes, the Company's articles of incorporation consistent with above or Bylaws to dissent.

EFFECTIVE DATE OF THE REVERSE STOCK SPLIT

Pursuant to Rule 14c-2 under the Exchange Act, the reverse split shall not occur until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on November 4, 2010.

By Order of the Board of Directors

/s/ Reno R. Rolle
Reno R. Rolle President, Chief Executive Officer, Director